UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2016
ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN                                                                                                                                              47715
(Address of Principal Executive Offices)                                                                                                                                              (Zip Code)
Registrant's telephone number, including area code (812) 962-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 3.01.                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 18, 2016, Accuride Corporation (the "Company") was notified by NYSE Regulation ("NYSER") that the Company is not in compliance with the New York Stock Exchange's ("NYSE") continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company's common stock was less than $1.00 over a consecutive 30 trading-day period as of February 16, 2016.

The Company plans to notify the NYSE of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements.  The Company can avoid delisting if, during the six-month period following receipt of the NYSE notice, on the last trading-day of any calendar month, the Company's common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Under NYSE rules, the Company's common stock will continue to be traded on the NYSE during this period, subject to the Company's compliance with other applicable continued listing requirements.

The NYSER notification does not affect the Company's business operations, Securities and Exchange Commission reporting requirements or debt obligations.

Item 8.01.                          Other Events.

As required by NYSE rules, on February 19, 2016, the Company issued a press release announcing that it had received the notice of noncompliance with NYSE continued listing standards.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits
99.1	Press Release of Accuride Corporation, dated February 19, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	ACCURIDE CORPORATION /s/ Stephen A. Martin Stephen A. Martin Sr. Vice President / General Counsel & HR

EXHIBIT INDEX

Exhibit Number                       Description
99.1	Press Release of Accuride Corporation, dated February 19, 2016.